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                                                            Exhibit 10.12

                             CONSULTING AGREEMENT
                             --------------------

     This Consulting Agreement (this"Agreement") is made as of this 11th day of March 1996, between ChatCom, Inc., a California corporation ("ChatCom"), and George L. Lazik, an independent consultant ("Consultant").

     In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

          Purpose.  ChatCom hereby employs Consultant during the term hereof to
          -------
provide consulting services to ChatCom upon the terms and conditions set forth herein, and Consultant agrees to serve as a consultant to ChatCom upon such terms and conditions.

          Term.  The term of this Consulting Agreement shall be for eighteen
          ----
months from the date hereof. This Agreement shall not be terminable by any party expect for cause, which shall be defined for purposes hereof as a material breach of this Agreement, gross negligence or wilful misconduct.

          Devotion of Time; Duties of Consultant.  During the term hereof,
          --------------------------------------
Consultant will devote 20 hours per week (non-cumulative) to projects and/or tasks assigned by ChatCom's Chief Executive Officer or Board of Directors to Consultant from time to time. Such projects and tasks will be related to strategic direction, products, business development and other matters agreed to by ChatCom's Chief Executive Officer or Board of Directors and Consultant. It is understood that Consultant is not to be obligated to be available in accordance with any regular daily work schedule but only from time to time on an intermittent or periodic basis in accordance with consulting requests made by ChatCom. Consultant shall, on the 3rd business day after each pay period during the term of this Agreement, submit to ChatCom's Chief Executive Officer a written description of the consulting services performed by Consultant during such pay period.

     Consultant shall be free to engage in personal business ventures apart from his consulting duties under this Agreement.

          Payment to Consultant.  ChatCom shall pay to Consultant a consulting
          ---------------------
fee of (a) $80,000 for the first 12- month period during the term of this Agreement, and (b) $50,000 for the last six-month period during the term of this Agreement (the "Consulting Fee"). Consulting Fees shall be payable every two weeks in accordance with the regular executive payroll procedures of ChatCom.
If ChatCom is acquired or merged, ChatCom, at Consultant's option, shall pay to Consultant on the effective date of such acquisition or merger all Consulting Fees which are due but unpaid on such date or are payable during the then remaining term of this Agreement.

          Automobile and Telephone Allowance.  ChatCom shall pay Consultant $600
          ----------------------------------
per month as a combined automobile and cellular telephone allowance.

          Expenses.  ChatCom shall reimburse Consultant for out-of-pocket
          --------
expenses authorized in writing, in advance and necessarily and reasonably incurred by Consultant in providing consulting services as requested by ChatCom hereunder. Reimbursement of expenses shall be made by ChatCom within ten business days after submission to ChatCom of appropriately detailed and supported expense statements.

          Medical Insurance.  ChatCom shall continue to provide medical
          -----------------
insurance coverage to Consultant during the term of this Agreement. The terms of such coverage will be as currently in force or, if ChatCom reduces the coverage it generally provides to its other executives, consistent with such reduced coverage.

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          Termination of Employment Agreement.  Consultant hereby agrees and
          -----------------------------------
acknowledges that the Employment Agreement made as of April 1, 1995 between Astro Sciences Corporation (whose name has been changed to ChatCom, Inc.) and Consultant (the "Employment Agreement") has by mutual agreement of ChatCom and Consultant been cancelled and superseded by this Agreement. Consultant further agrees and acknowledges that all compensation, allowances, reimbursements and other obligations currently due, or to become due or payable, to Consultant in the future pursuant to the terms of the Employment Agreement have been satisfied in full or are hereby cancelled, forgiven or otherwise discharged in full.

          Resignation.  Consultant hereby resigns as Executive Vice President of
          -----------
ChatCom. Such resignation shall be effective immediately upon execution of this Agreement by ChatCom and Consultant.

          Departure from ChatCom Office; ChatCom Property.  Consultant agrees to
          -----------------------------------------------
vacate ChatCom's physical offices by 5:00 p.m. Pacific Standard Time on March 9, 1996. All ChatCom property in possession of Consultant, including but not limited to, the camera will be left at or returned to ChatCom's offices prior to such time. Consultant shall, during the term of this Agreement, be entitled to retain possession of the computer system currently located at Consultant's home.

          Fiduciary Obligations.
          ---------------------

                 Inventions, Discoveries, Trade Secrets, Know-How and
                 ----------------------------------------------------
Confidential Matters. Consultant agrees that he will treat as confidential and
- --------------------
secret all information, discoveries, customer lists, trade secrets, documents, bids proposals, contracts, marketing plans and strategies, computer software, pricing policies, financial information, and other information and data made available to him during the course of his employment by ChatCom and during the term hereof, that has not become public information, and that he will not, directly or indirectly, make known, divulge or use any such information, discovery, secret, document, plan, policy, or data, other than in the ordinary course of his providing consulting services to ChatCom or as required by law. All the terms of this Section 11.1 shall remain in full force during the term of this Agreement and for a period of two years thereafter.

                 Solicitation of Customers.  Consultant agrees that he will not
                 -------------------------
for a period of 12 months after termination of this Agreement, directly or indirectly, either for himself or for any other person, firm, company or other entity, solicit, divert or take away, or attempt to solicit, divert or take away, any of the customers or clientele of ChatCom with whom it either had an existing agreement and/or purchase order or with whom it was negotiating for such at the time of termination of this Agreement.

                 Enticement of Other Employees After Termination of the
                 ------------------------------------------------------
Consulting Agreement. Consultant agrees that he will not, for a period of two
- --------------------
years after the termination of this Agreement, disturb, hire away, entice away, or in any other manner persuade any employee of ChatCom to discontinue his or her relation to ChatCom as an employee.

                 Remedy for Breach.  In the event of a breach or threatened
                 -----------------
breach of this Agreement, ChatCom shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Consultant, or to enjoin the breach of threatened breach by Consultant of the provisions of Sections 11.1, 11.2 or 11.3 above.

          Non-Competition Agreement.  To the extent necessary to protect
          -------------------------
ChatCom's (a) business, and (b) confidential and trade secret information, Consultant agrees that he shall not, either directly or indirectly, carry on or engage in, either as an owner, part-owner, manager, operator, employee, salesman, agent, or other participant, the business of ChatCom within the cities and counties of the United States, including, but not limited to, the Counties of California listed on Schedule A hereto, during

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the term of this Agreement and for so long, not exceeding 12 months from the date of termination of this Agreement, as ChatCom conducts business in such cities and counties.

     As consideration for Consultant's continuation of this non-competition agreement for such 12-month period after the date of termination of this Agreement (the Termination Date"), and continued adherence to the restrictions of Section 11.2 and 11.3 hereof, ChatCom shall pay Consultant $20,000 within 30 days of the Termination Date.

     ChatCom and Consultant acknowledge that subsequent to the date of execution of this Agreement, Consultant may enter into business activities that are not
                                                                          ---
then in violation of the provisions of this Section 12 or are not the same as,
                                                              ---
similar to or related to activities then anticipated or planned by ChatCom to be part of the business of ChatCom, and ChatCom may thereafter enter into business activities that are the same, similar to or related to such activities then being conducted by Consultant. In such event, the provisions of this Section 12 shall not be interpreted or construed in a manner that results in Consultant being in violation of this Section 12 for the conduct of such business activities.

     The remedy at law for breach of this Section being inadequate, ChatCom shall be entitled, in addition to such other remedies as it may have, to temporary, preliminary, and permanent injunctive relief for any breach or threatened breach of this Section without proof of any actual damages that have been or may be caused to it by such breach, Consultant hereby acknowledging that such remedy at law is inadequate.

          Disclosure to Corporation; Works Made For Hire.
          ----------------------------------------------

     Consultant has or shall disclose fully and promptly to ChatCom in writing any and all inventions, trade secrets, know-how, writings and other intellectual property (whether or not patentable or copyrightable) and including any and all improvements, discoveries, test data and findings, and computer codes and/or programs, and other contributions conceived, developed, or begun by Consultant, or by him jointly or with others, which arise in any way from or as a result of Consultant's services on behalf of ChatCom or which were conceived, developed, or begun during the term of the Employment Agreement or this Agreement, and except as disclosed on Schedule B hereto, Consultant will not directly or indirectly disclose or use any of such items for Consultant's or any other party's benefit after termination of this Agreement. Consultant further agrees that except as disclosed on Schedule B hereto, all patents applied for or obtained as well as copyrightable material written or authored in connection with Consultant's services on behalf of ChatCom are, and are to be, deemed works made for hire, and owned and authored by ChatCom.

          Assignment; Cooperation.

     Consultant agrees to assign and hereby does assign to ChatCom all right, title and interest in and to all such inventions, trade secrets, know-how, writings and other intellectual property referenced in Section 13 hereof, except those disclosed on Schedule B, and further agrees at ChatCom's request to execute any and all patent applications, copyright applications, powers of attorney, affidavits and other documents, reasonably deemed necessary or desirable by ChatCom's attorneys to convey title in any of the inventions, trade secrets, know-how, writings or other intellectual property assigned hereunder, or to record the same in any country of the world or to claim priority therefor, or to apply for, secure, maintain, assert or enforce patent and copyright protection therefor in any country of the world in the name of ChatCom. Consultant further agrees to cooperate, and on ChatCom's request to testify in any proceeding to apply for, secure, maintain, protect or enforce ChatCom's rights in any such inventions, trade secrets, know-how, writings or other intellectual property, but ChatCom shall reimburse Consultant for his time and reasonable expenses in connection therewith.

          Commissions or Grant of Stock Options.  ChatCom's Board of Directors
          -------------------------------------
or Chief Executive Officer may in its or his sole discretion, as

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the case may be, and based on its or his determination that Consultant has rendered superior services to ChatCom during the term of this Agreement, (a) increase the amount of the Consulting Fees payable to Consultant during the term of this Agreement, (b) pay consultant a commission, or (c) grant stock options to Consultant (only the Board of Directors may grant stock options), in such amount as ChatCom's Board of Directors or Chief Executive Officer, shall determine in its or his sole discretion, as the case may be.

          Press Release.  ChatCom and Consultant shall mutually agree on the
          -------------
wording of the press release to be issued in connection with termination of the Employment Agreement, Consultant's resignation as Executive Vice President, and execution of this Agreement.

          Indemnification.  ChatCom shall indemnify and hold harmless consultant
          ---------------
from any and all liability arising in connection with or related to Consultant's written personal guaranty of ChatCom's liabilities or obligations, made at the request of or with the knowledge and approval of ChatCom's Board of Directors.

          Miscellaneous.
          -------------

                 Neither this Agreement nor any of the rights and obligations hereunder shall be assignable by any party hereto, except that ChatCom may assign its rights and obligations to an affiliate of ChatCom.

                 Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, and if to:

     ChatCom:            ChatCom, Inc.
                         9600 Topanga Canyon Boulevard
                         Chatsworth, California  91311
                         Attn:  Mr. James Mariner

     Consultant:         George L. Lazik
                         20921 Arcana Road
                         Woodland Hills, CA  91364

or to any other address hereafter designated in writing by one party to the other. Such notice or other communication so given shall be deemed to be given on the date so mailed.

                 This Agreement sets forth the entire understanding between the parties as to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be construed and enforced in accordance with the laws of the State of California. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, and such term or other provision shall be amended so as to effect the original intention of the parties as closely as possible. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to reasonable, attorneys' fees and costs.

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                 Nothing contained herein shall be deemed to create an
employer/employee relationship, an agency relationship, a partnership or joint venture between consultant and ChatCom or render ChatCom or Consultant liable for the obligations of the other. Except as otherwise herein agreed, ChatCom shall not be liable to the Consultant for expenses incurred by the Consultant, and the Consultant shall not have authority to bind ChatCom by a promise or representation, unless specifically authorized in writing in a particular transaction. The Consultant shall be an independent contractor and not a servant, employee, joint venturer or partner of ChatCom.

     IT WITNESSES WHEREOF, this Agreement has been duly executed and delivered on the day and year first set forth above.


                              /S/ George L. Lazik
                              -------------------------------
                              George L. Lazik



                              ChatCom, Inc.,
                              a California corporation


                              By/s/ James B. Mariner
                                -----------------------------
                                James B. Mariner,
                              Chief Executive Officer

                                 Page 50 of 71
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                                  SCHEDULE A



                             CONSULTING AGREEMENT
                           Between ChatCom, Inc. and
                                 George Lazik



List of California Counties in which ChatCom, Inc. is doing business or has recently derived revenues from sales to customers as of the date of this Agreement.


Counties
- --------

Alameda
Contra Costa
Imperial
Kern
Los Angeles
Orange
Riverside
Sacramento
San Diego
San Francisco
San Mateo
Santa Barbara
Sonoma
Ventura

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